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                                                                    EXHIBIT 10.3

                              CPI ACQUISITION CORP.
                            2004 STOCK INCENTIVE PLAN

                                     FORM OF
                       NONQUALIFIED STOCK OPTION AGREEMENT
                                   (DIRECTORS)

            THIS AGREEMENT, is made effective as of March 1, 2004 (the "DATE OF GRANT"), between CPI Acquisition Corp. (the "COMPANY") and <<FirstName>> (the "PARTICIPANT").

                                R E C I T A L S:

            WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

            WHEREAS, the Committee (as defined below) has determined that it would be in the best interests of the Company and its stockholders to grant the Option (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein;

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

            1. DEFINITIONS. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

            (a) CAUSE: "Cause" shall mean (i) the Participant's continued failure to perform such Participant's duties (other than as a result of total or partial incapacity due to physical or mental illness) which is not cured for a period of 10 days following written notice by the Company or its Affiliates to the Participant of such failure, (ii) conviction or plea of guilty or no contest to a (x) felony, or (y) crime involving moral turpitude or the property or business of the Company or its Affiliates, (iii) willful malfeasance or willful misconduct in performance of duties to the Company or its Affiliates, or (iv) breach by the Participant of the material terms of any non-compete, non-solicitation or confidentiality provisions.

            (b) DISABILITY: "Disability" as defined in the Company's long-term disability plan or policy, as in effect from time to time.

            (c) EXPIRATION DATE: The tenth anniversary of the Date of Grant.

            (d) OPTION: An option with respect to which the terms and conditions are set forth in Section 3(a) of this Agreement.

            (e) PLAN: The CPI Acquisition Corp. 2004 Stock Incentive Plan, as from time to time amended.

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            (f) STOCKHOLDERS AGREEMENT: The Management Stockholders Agreement,
dated as of January 23, 2004 (as amended from time to time), among the Company and the other parties thereto.

            (g) VESTED PORTION: At any time, the portion of the Option which has become vested, as described in Section 3 of this Agreement.

            2. GRANT OF OPTION. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, 4,500 Shares, subject to adjustment as set forth in the Plan. The exercise price of the Shares subject to the Option shall be $23.52 per Share (the "OPTION PRICE"). The Option is intended to be a nonqualified stock option, and is not intended to be treated as an ISO that complies with Section 422 of the Code.

            3. VESTING OF THE OPTION.

            (a) Vesting. Subject to the Participant's continued Employment with the Company and its Affiliates, the Option shall vest and become exercisable with respect to twenty percent (20%) of the Shares subject to such Option on the first anniversary of the Date of Grant and shall vest and become exercisable with respect to an additional twenty percent (20%) of the Shares subject to the Option on each subsequent anniversary of the Date of Grant (each such anniversary, a "VESTING DATE"), until such Shares subject to the Option are 100% vested and exercisable.

            (b) Termination of Employment. If the Participant's Employment with the Company and its Affiliates terminates for any reason, the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration; provided, however, that, in the event of the Participant's termination of Employment due to the Participant's death or Disability, the Participant shall be deemed vested in the portion of the Option that otherwise would have become exercisable on the next scheduled Vesting Date.

            4. EXERCISE OF OPTION.

            (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant's Employment terminates prior to the Expiration Date, the Vested Portion of the Option shall remain exercisable for the period set forth below:

              (i) Death or Disability. If the Participant's Employment with the Company and its Affiliates is terminated due to the Participant's death or Disability, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (A) one year following the date of such termination and (B) the Expiration Date;

              (ii) Termination by the Company without Cause or Termination by the Participant. If the Participant's Employment with the Company and its Affiliates is

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      terminated (a) by the Company or any Affiliate without Cause or (b) by the
      Participant, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (A) 90 days following the date of such termination and (B) the Expiration Date; and

              (iii) Termination by the Company for Cause. If the Participant's Employment with the Company and its Affiliates is terminated by the Company or any Affiliate for Cause, the Vested Portion of the Option shall immediately terminate in full and cease to be exercisable.

            (b) Method of Exercise.

              (i) Subject to Section 4(a) of this Agreement, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment (or, to the extent permitted by applicable law, provision for payment) in full of the aggregate Option Price. Payment of the aggregate Option Price may be made (A) in cash, or its equivalent, (B) to the extent permitted by the Committee, by transferring Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), or (C) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

              (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be necessary or advisable.

              (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

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              (iv) In the event of the Participant's death, the Vested Portion of the Option shall remain vested and exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

              (v) As a condition to the exercise of any Option evidenced by this Agreement, the Participant shall execute the Stockholders Agreement.

            5. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the Employment of the Company or any Affiliate. Further, the Company or its Affiliate may at any time terminate the Employment of the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

            6. LEGEND ON CERTIFICATES. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company's Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            7. TRANSFERABILITY. Unless otherwise determined by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant's lifetime, the Option is exercisable only by the Participant.

            8. WITHHOLDING. The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

            9. SECURITIES LAWS. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

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            10. NOTICES. Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the Chief Executive Officer, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

            11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

            12. OPTION SUBJECT TO PLAN AND STOCKHOLDERS AGREEMENT. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The Option and the Shares received upon exercise of the Option are subject to the Plan and the Stockholders Agreement. The terms and provisions of the Plan and the Stockholders Agreement, as it may be amended from time to time, are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Stockholders Agreement, the applicable terms and provisions of the Plan or the Stockholders Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.

            13. SIGNATURE IN COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                    CPI ACQUISITION CORP.

                                    Signed:       ______________________________

                                    By:           O.J. Caldarelli
                                    Its:          Chief Executive Officer

                                    Signed:       ______________________________

                                    Participant:  <<FirstName>>